EXHIBIT 10.3

                AMENDMENT TO EMPLOYMENT AGREEMENT


     This Amendment to Employment Agreement (this "Amendment") is made by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and __________________ ("Executive").

                           WITNESSETH:

     WHEREAS, Company and Executive are parties to that certain
Amended and Restated Employment Agreement dated as of November 15, 1995, as amended by Amendment to Employment Agreement dated as of April 19, 1996 (the "Existing Agreement"); and

     WHEREAS, the Human Resources Committee of the Board of
Directors of the Company, on September 30, 1996, authorized the execution and delivery on behalf of the Company of this Amendment; and

     WHEREAS, Company and Executive desire to amend the Existing
Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive agree as follows:

1. Paragraph 4.7(i) of the Existing Agreement is hereby amended to read in its entirety as follows:

     "(i) "Annualized Compensation" shall mean an amount equal to the sum of (1) Executive's annual base salary pursuant to paragrpah 3.1 in effect immediately prior to Executive's termination of employment hereunder and (2) a deemed annual bonus which shall be equal to the Bonus Percentage of the amount described in clause (1) of this paragraph 4.7(i). The "Bonus Percentage" shall be a percentage equal to the annual percentage of base salary (i.e., 0% to 125%) paid or payable to a participant under the Company's Executive Bonus Program (and its predecessor or any successor plan or program) with respect to the most recent fiscal year ended prior to Executive's termination of employment; provided that, with respect to fiscal year 1996 only, no amount attributable to the 25% cash bonus paid January 2, 1996 and approved by the Human Resources Committee of the Board of Directors of the Company at its meeting on November 2, 1995 shall be included in the Bonus Percentage."

2. The Existing Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 30th day of September, 1996.

                                   CONTINENTAL AIRLINES, INC.



                                   By: _________________________
                                   Name:
                                   Title:


                                   EXECUTIVE


                                   _____________________________